Series 1
72DD1/72DD2
Class A $12, Class C $8, Class I $ 695
73A1/73A2
Class A $0.159, Class C $ 0.14, Class I $0.165
74U1/74U2
Class A 0, Class C 0, Class I 0
74V1/74 V2
Class A $0, Class C $0, Class I $0
Series 2
72DD1/72DD2
Class A $5, Class C $0, Class I $237
73A1/73A2
Class A $0.0540, Class C $0, Class I $0.0740
74U1/74U2
Class A 0, Class C 0, Class I 0
74V1/74V2
Class A $0.00, Class C $0.00, Class I $0.00
Series 3
72DD1/72DD2
Class A $265, Class C $51, Class I $2,164 , Class R6 $3
73A1/73A2
Class A $0.2440, Class C $0.1620, Class I $0.2860 Class R6
$0.2880
74U1/74U2
Class A 0, Class C 0, Class I 0 Class R 0

74V1/74V2
Class A $0, Class C $0, Class I$0, Class R6 $0,
Series 4
72DD1/72DD2
Class A $39, Class C $27, Class I $957
73A1/73A2
Class A $0.3394, Class C $0.2670, Class I $0.3637
74U1/74U2
Class A 89, Class C 135, Class I 2,869
74V1/74V2
Class A $9.98, Class C $9.97, Class I $9.97
Series 5
72DD1/72DD2
Class A $8, Class C $4, Class I $11, Class R6 $3,610
73A1/73A2
Class A $0.350, Class C $0.282, Class I $0.374, Class R6 $0.3740
74U1/74U2
Class A 25, Class C 15, Class I 46, Class R6 9,672
74V1/74V2
Class A $9.85, Class C $9.84, Class I $9.86, Class R6 $9.86
Series 6
72DD1/72DD2
Class A $3, Class C $1, Class I $113
73A1/73A2
Class A $0.0160, Class C $0.0120, Class I $0.0170
74U1/74U2
Class A 499, Class C 484, Class I 11,638
74V1/74V2
Class A $9.71, Class C $9.62, Class I $9.74
Series 7
72DD1/72DD2
Class A $1, Class C $1, Class I $46
73A1/73A2
Class A $0.1830, Class C $0.1360, Class I $0.1980
74U1/74U2
Class A 24, Class C 13, Class I 495
74V1/74V2
Class A $9.57, Class C $9.54, Class I $9.58